UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2020

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of principal executive offices, including zip code)

(803) 326-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported, on August 5, 2020, 3D Systems Corporation (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Truist Securities, Inc. and HSBC Securities (USA) Inc., in their respective capacities as sales agents (together, the “Sales Agents”), under which the Company may offer and sell, from time to time, through or to the Sales Agents, shares of the Company’s common stock having an aggregate offering price of up to $150.0 million (“Shares”). Any Shares sold under the Equity Distribution Agreement will be issued under the automatic registration statement on Form S-3 (File No. 333- 239803) that the Company filed with the Securities and Exchange Commission (“SEC”) on July 10, 2020, the base prospectus filed as part of such registration statement and the prospectus supplement, dated August 5, 2020, filed by the Company with the SEC.

The Company is filing this Current Report on Form 8-K to provide the legal opinion of Hunton Andrews Kurth LLP as to the validity of the Shares. A copy of the opinion is filed as Exhibit 5.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Hunton Andrews Kurth LLP

23.1	Consent of Hunton Andrews Kurth LLP (contained in the opinion filed as Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3D SYSTEMS CORPORATION

Date: August 5, 2020

	By:	/s/ Andrew M. Johnson
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary